Exhibit 4.1

Execution Version

THIRD SUPPLEMENTAL INDENTURE

THIRD SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”), dated as of November 20, 2018, among Monitronics International, Inc., a Texas corporation (the “Issuer”), the Guarantors (as defined in the Indenture) and U.S. Bank National Association, as trustee (the “Trustee”). Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed thereto in the Indenture (as defined below).

W I T N E S S E T H:

WHEREAS, the Issuer and the Guarantors have heretofore executed and delivered to the Trustee an Indenture (as amended by the Supplemental Indenture dated as of August 16, 2013 and the Second Supplemental Indenture dated as of August 26, 2013, the “Indenture”), dated as of March 23, 2012, providing for the issuance of 9.125% Senior Notes due 2020 (the “Notes”);

WHEREAS, Section 9.2 of the Indenture provides, inter alia, that, in certain circumstances, the Issuer and the Trustee may amend the Indenture and the Notes with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding;

WHEREAS, the Issuer has distributed a Confidential Offering Memorandum and Consent Solicitation Statement, dated November 5, 2018 (as amended, supplemented and otherwise modified from time to time, the “Statement”), to the Holders of the Notes in connection with the offer to exchange for new 5.500%/6.500% Senior Secured Second Lien Cashpay/PIK Notes due 2023 of the Issuer, any and all of the outstanding Notes and the concurrent solicitation of such Holders’ consents to certain proposed amendments to the Indenture as further described in the Statement;

WHEREAS, pursuant to Sections 9.2 and 9.5 of the Indenture, the Trustee is authorized to execute and deliver this Third Supplemental Indenture;

WHEREAS, pursuant to the Statement, the Holders of approximately 80.33% in aggregate principal amount of the Notes outstanding have consented to all of the amendments effected by this Third Supplemental Indenture in accordance with the provisions of the Indenture and evidence of such consents has been provided by the Issuer to the Trustee;

WHEREAS, the execution and delivery of this instrument has been duly authorized and all conditions and requirements necessary to make this instrument a valid and binding agreement have been duly performed and complied with; and

WHEREAS, the Issuer has requested that the Trustee execute and deliver this Third Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of all Holders of the Notes as follows:

ARTICLE 1

AMENDMENTS TO ARTICLE I—DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.  For purposes of this Third Supplemental Indenture, the terms defined in the recitals shall have the meanings therein specified; any capitalized terms used and not defined herein shall have the same respective meanings as assigned to them in the Indenture; and references to Articles or Sections shall, unless the context indicates otherwise, be references to Articles or Sections of the Indenture.

SECTION 1.02.  Any definitions used exclusively in the provisions of the Indenture or Notes that are deleted pursuant to the amendments set forth under this Third Supplemental Indenture, and any definitions used exclusively within such definitions, at the Effective Time shall be deleted in their entirety from the Indenture and the Notes, and all textual references in the Indenture and the Notes exclusively relating to paragraphs, Sections, Articles or other terms or provisions of the Indenture that have been otherwise deleted pursuant to this Third Supplemental Indenture at the Effective Time shall be deleted in their entirety.  The words “herein,” “hereof” and “hereby” and other words of similar import used in this Third Supplemental Indenture refer to this Third Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE 2

AMENDMENTS TO ARTICLE III—REDEMPTION AND PREPAYMENT

SECTION 2.01.  At the Effective Time, Section 3.9 of the Indenture shall be deleted and amended to read in its entirety as set forth below:

SECTION 3.9. [Intentionally omitted].

ARTICLE 3

AMENDMENTS TO ARTICLE IV—COVENANTS

SECTION 3.01.  At the Effective Time, Section 4.3 of the Indenture shall be deleted and amended to read in its entirety as set forth below:

SECTION 4.3. [Intentionally omitted].

SECTION 3.02.  At the Effective Time, Section 4.4 of the Indenture shall be deleted and amended to read in its entirety as set forth below:

SECTION 4.4. [Intentionally omitted].

SECTION 3.03.  At the Effective Time, Section 4.6 of the Indenture shall be deleted and amended to read in its entirety as set forth below:

SECTION 4.6. [Intentionally omitted].

SECTION 3.04.  At the Effective Time, Section 4.7 of the Indenture shall be deleted and amended to read in its entirety as set forth below:

SECTION 4.7. [Intentionally omitted].

SECTION 3.05.  At the Effective Time, Section 4.8 of the Indenture shall be deleted and amended to read in its entirety as set forth below:

SECTION 4.8. [Intentionally omitted].

SECTION 3.06.  At the Effective Time, Section 4.9 of the Indenture shall be deleted and amended to read in its entirety as set forth below:

SECTION 4.9. [Intentionally omitted].

SECTION 3.07.  At the Effective Time, Section 4.10 of the Indenture shall be deleted and amended to read in its entirety as set forth below:

SECTION 4.10. [Intentionally omitted].

SECTION 3.08.  At the Effective Time, Section 4.11 of the Indenture shall be deleted and amended to read in its entirety as set forth below:

SECTION 4.11. [Intentionally omitted].

SECTION 3.09.  At the Effective Time, Section 4.12 of the Indenture shall be deleted and amended to read in its entirety as set forth below:

SECTION 4.12. [Intentionally omitted].

SECTION 3.10.  At the Effective Time, Section 4.14 of the Indenture shall be deleted and amended to read in its entirety as set forth below:

SECTION 4.14. [Intentionally omitted].

SECTION 3.11.  At the Effective Time, Section 4.15 of the Indenture shall be deleted and amended to read in its entirety as set forth below:

SECTION 4.15.  Maintenance of Corporate Existence.  Subject to Section 12.5 and Article V hereof, as the case may be, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership, limited liability company or other existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and the material rights (charter and statutory), licenses and franchises of the Company and its Restricted Subsidiaries; provided that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the loss thereof would not result in a material adverse effect on the financial condition or results of operations of the Company and the Guarantors taken as a whole.

SECTION 3.12.  At the Effective Time, Section 4.17 of the Indenture shall be deleted and amended to read in its entirety as set forth below:

SECTION 4.17. [Intentionally omitted].

SECTION 3.13.  At the Effective Time, Section 4.18 of the Indenture shall be deleted and amended to read in its entirety as set forth below:

SECTION 4.18. [Intentionally omitted].

ARTICLE 4

AMENDMENTS TO ARTICLE V—SUCCESSORS

SECTION 4.01.  At the Effective Time, Section 5.1 of the Indenture shall be deleted and amended to read in its entirety as set forth below:

SECTION 5.1   Consolidation, Merger, Conveyance, Transfer or Lease.

The Company will not in any transaction or series of transactions, consolidate with or merge into any other Person (other than a merger of a Restricted Subsidiary into the Company in which the Company is the continuing Person), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the assets of the Company and its Restricted Subsidiaries (determined on a consolidated basis), taken as a whole, to any other Person, unless either: (a) the Company shall be the continuing Person or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged, or the Person that acquires, by sale, assignment, conveyance, transfer, lease or other disposition, all or substantially all of the property and assets of the Company (such Person, the “Surviving Entity”), (1) shall be a corporation, partnership, limited liability company or similar entity organized and validly existing under the laws of the United States, any political subdivision thereof or any state thereof or the District of Columbia and (2) shall expressly assume, by a supplemental indenture, the due and punctual payment of all amounts due in respect of the principal of (and premium, if any) and interest on all the Notes and the performance of the covenants and obligations of the Company under this Indenture; provided that at any time the Issuer or its successor is not a corporation, there shall be a co-issuer of the Notes that is a corporation.

Subject to Section 12.7, no Guarantor may consolidate with or merge with or into another Person, unless:

(i)           immediately after giving effect to such transaction, no Default or Event of Default exists;

(ii)          either (a) such Guarantor will be the surviving or continuing Person or (b) the Person (if other than the Guarantor) formed by or surviving any such consolidation or merger is another Guarantor or expressly assumes, by a supplemental indenture, all of the obligations of such Guarantor under the Note Guarantee of such Guarantor and this Indenture.

For all purposes of this Indenture and the Notes, (i) Subsidiaries of any Surviving Entity will, upon such transaction or series of transactions, become Restricted Subsidiaries or Unrestricted Subsidiaries as provided pursuant to this Indenture and all (ii) Debt and all Liens on property or assets, of the Surviving Entity and its Subsidiaries that was not Debt, or were not Liens on property or assets, of the Company and its Subsidiaries immediately prior to such transaction or series of transactions shall be deemed to have been Incurred upon such transaction or series of transactions.

Upon any transaction or series of transactions that are of the type described in, and are effected in accordance with, conditions described in the immediately preceding paragraphs, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company, under this Indenture with the same effect as if such Surviving Entity had been named as the Company therein; and when a Surviving Person duly assumes all of the obligations and covenants of the Company pursuant to this Indenture and the Notes, except in the case of a lease, the predecessor Person shall be relieved of all such obligations.

ARTICLE 5

AMENDMENTS TO ARTICLE VI—DEFAULTS AND REMEDIES

SECTION 5.01.  At the Effective Time, Section 6.1(3) of the Indenture shall be deleted and amended to read in its entirety as set forth below:

(3) [Intentionally omitted].

SECTION 5.02.  At the Effective Time, Section 6.1(4) of the Indenture shall be deleted and amended to read in its entirety as set forth below:

(4) [Intentionally omitted].

SECTION 5.03.  At the Effective Time, Section 6.1(5) of the Indenture shall be deleted and amended to read in its entirety as set forth below:

(5) [Intentionally omitted].

SECTION 5.04.  At the Effective Time, Section 6.1(6) of the Indenture shall be deleted and amended to read in its entirety as set forth below:

(6) [Intentionally omitted].

SECTION 5.05.  At the Effective Time, Section 6.1(7) of the Indenture shall be deleted and amended to read in its entirety as set forth below:

(7) [Intentionally omitted].

SECTION 5.06.  At the Effective Time, Section 6.1(8) of the Indenture shall be deleted and amended to read in its entirety as set forth below:

(8) [Intentionally omitted].

SECTION 5.07. At the Effective Time, Section 6.2 of the Indenture shall be amended by (i) deleting the phrase “(other than an Event of Default specified in clause (8) of Section 6.1 with respect to the Company)” in the first paragraph thereof and (ii) deleting the second and third paragraphs thereof.

ARTICLE 6

AMENDMENTS TO ARTICLE VIII—LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 6.01.  At the Effective Time, Section 8.4(3) of the Indenture shall be deleted and amended to read in its entirety as set forth below:

(3) [Intentionally omitted].

SECTION 6.02.  At the Effective Time, Section 8.4(4) of the Indenture shall be deleted and amended to read in its entirety as set forth below:

(4) [Intentionally omitted].

SECTION 6.03.  At the Effective Time, Section 8.4(5) of the Indenture shall be deleted and amended to read in its entirety as set forth below:

(5) [Intentionally omitted].

SECTION 6.04.  At the Effective Time, Section 8.4(6) of the Indenture shall be deleted and amended to read in its entirety as set forth below:

(6) [Intentionally omitted].

SECTION 6.05.  At the Effective Time, Section 8.4(7) of the Indenture shall be deleted and amended to read in its entirety as set forth below:

(7) [Intentionally omitted].

ARTICLE 7

AMENDMENTS TO THE NOTES AND EXHIBIT A TO THE INDENTURE

SECTION 7.01. At the Effective Time, each of the Notes and Exhibit A to the Indenture shall be amended by amending and restating paragraph (7) on the reverse side thereof in its entirety as follows:

(7) [Intentionally omitted.]

SECTION 7.02. At the Effective Time, each of the Notes and Exhibit A to the Indenture shall be amended by amending and restating paragraph (12)(3) on the reverse side thereof in its entirety as follows:

(12)(3) [Intentionally omitted.]

SECTION 7.03. At the Effective Time, each of the Notes and Exhibit A to the Indenture shall be amended by amending and restating paragraph (12)(4) on the reverse side thereof in its entirety as follows:

(12)(4) [Intentionally omitted.]

SECTION 7.04. At the Effective Time, each of the Notes and Exhibit A to the Indenture shall be amended by amending and restating paragraph (12)(5) on the reverse side thereof in its entirety as follows:

(12)(5) [Intentionally omitted.]

SECTION 7.05. At the Effective Time, each of the Notes and Exhibit A to the Indenture shall be amended by amending and restating paragraph (12)(6) on the reverse side thereof in its entirety as follows:

(12)(6) [Intentionally omitted.]

SECTION 7.06. At the Effective Time, each of the Notes and Exhibit A to the Indenture shall be amended by amending and restating paragraph (12)(7) on the reverse side thereof in its entirety as follows:

(12)(7) [Intentionally omitted.]

SECTION 7.07. At the Effective Time, each of the Notes and Exhibit A to the Indenture shall be amended by amending and restating paragraph (12)(8) on the reverse side thereof in its entirety as follows:

(12)(8) [Intentionally omitted.]

SECTION 7.08. At the Effective Time, each of the Notes and Exhibit A to the Indenture shall be amended by (i) deleting the phrase “(other than an Event of Default specified in clause (8) with respect to the Issuer)” in the first paragraph following paragraph (12)(8) on the reverse side thereof and (iii) deleting the last paragraph and the penultimate paragraph of paragraph (12) on the reverse side thereof.

ARTICLE 8

EFFECTIVENESS

SECTION 8.01.  This Third Supplemental Indenture shall become a binding agreement between the parties hereto when executed by the parties hereto; provided, that the amendments to the Indenture set forth herein shall only become operative at the time and date at which the validly tendered Notes are accepted for purchase by the Issuer pursuant to, and subject to the conditions set forth in, the Statement and the Issuer provides notice thereof to the Trustee and D.F. King & Co., Inc., in its capacity as depositary for the Notes in connection with the Exchange Offer and the Consent Solicitation (each as defined in the Statement) (the “Effective Time”).

If the Exchange Offer and the Consent Solicitation is withdrawn or if the transactions contemplated by the Exchange Offer and the Consent Solicitation are not consummated for any reason upon the terms and conditions described in the Statement, then the terms of this Third Supplemental Indenture shall be null and void and the Indenture and the Notes shall continue in full force and effect without any modification or amendment hereby and the Issuer shall provide written notice to the Trustee of such fact.

ARTICLE 9

MISCELLANEOUS

SECTION 9.01.  Amendments to the Indenture pursuant to this Third Supplemental Indenture shall also apply to the Notes, including, without limitation, provisions of the Notes amended as set forth in the amendments to the Exhibits or Appendices to the Indenture.

SECTION 9.02.  The Trustee accepts the trusts created by the Indenture, as amended and supplemented by this Third Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as amended and supplemented by this Third Supplemental Indenture.

SECTION 9.03.  When the amendments to the Indenture set forth herein shall become operative as provided in Article 8 above, the terms and conditions of this Third Supplemental Indenture shall be part of the terms and conditions of the Indenture for any and all purposes, and all the terms and conditions of both shall be read together as though they constitute one and the same instrument, except that in the case of conflict, the provisions of this Third Supplemental Indenture will control.

SECTION 9.04.  Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed, and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Third Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. This Third Supplemental Indenture constitutes an integral part of the Indenture.

SECTION 9.05.  All agreements of the Issuer and the Guarantors in this Third Supplemental Indenture and the Notes and the Note Guarantees, as applicable, shall bind their respective successors and assigns. All agreements of the Trustee in this Third Supplemental Indenture shall bind its successors and assigns.

SECTION 9.06.  In case any provisions in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 9.07.  Nothing in this Third Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture and the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under the Indenture.

SECTION 9.08.  The parties may sign any number of copies of this Third Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Third Supplemental Indenture.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes, and the exchange of copies of this Third Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Third Supplemental Indenture as to the parties hereto and may be used in lieu of the original Third Supplemental Indenture for all purposes.

SECTION 9.09.  THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

SECTION 9.10.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Third Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Issuer.

SECTION 9.11.  The Section and Article headings herein have been inserted for convenience of reference only, are not to be considered a part of this Third Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first written above.

ISSUER:

MONITRONICS INTERNATIONAL, INC.

By:	/s/William E. Niles
Name: William E. Niles
Title: Executive Vice President and Secretary

GUARANTORS:

MIBU SERVICER INC.

By:	/s/William E. Niles
Name: William E. Niles
Title: Executive Vice President and Secretary

MONITRONICS CANADA, INC.

By:	/s/William E. Niles
Name: William E. Niles
Title: Vice President and Secretary

PLATINUM SECURITY SOLUTIONS, INC.

By:	/s/William E. Niles
Name: William E. Niles
Title: Vice President and Secretary

MI SERVICER LP, LLC

By:	/s/William E. Niles
Name: William E. Niles
Title: Vice President and Secretary

[Signature Page to Third Supplemental Indenture]

LIVEWATCH SECURITY, LLC

By:	/s/William E. Niles
Name: William E. Niles
Title: Vice President and Secretary

MONITRONICS FUNDING LP

By:	/s/William E. Niles
Name: William E. Niles
Title: Vice President and Secretary

MONITRONICS SECURITY LP

By:	/s/William E. Niles
Name: William E. Niles
Title: Vice President and Secretary

SECURITY NETWORKS LLC

By:	/s/William E. Niles
Name: William E. Niles
Title: Vice President and Secretary

[Signature Page to Third Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ K. Wendy Kumar
Name: K. Wendy Kumar
Title: Vice President

[Signature Page to Third Supplemental Indenture]